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                                                                      Exhibit 11
INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Special Value Fund, Inc.

We consent to the use in Post-Effective Amendment No. 24 to Registration Statement No. 2-60836 of our report dated May 8, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
June 29, 1998